UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address if Principal Executive Offices) (Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2018, Energy Recovery, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to announce the appointment of Mr. Chris M. Gannon as the Company’s President and Chief Executive Officer. At the time of the filing of the Original Report, Mr. Gannon’s compensation as President and Chief Executive Officer had not yet been determined by the Company’s Compensation Committee. Pursuant to Item 5.02(c) of Current Report on Form 8-K, the Company is filing this Amendment No. 1 to the Original Report (the “Amendment”) solely for the purpose of disclosing a brief description of Mr. Gannon’s compensation arrangements as President and Chief Executive Officer. The information contained in the Amendment should be read in conjunction with the information contained in the Original Report.

Mr. Gannon’s compensation as President and Chief Executive Officer are set forth in that certain Offer of Promotion to President and Chief Executive Officer, Energy Recovery, Inc. (the “Promotion Letter”). Pursuant to the terms of the Promotion Letter, Mr. Gannon will receive an annual salary of $425,000, be eligible for an annual bonus in an amount up to 100% of his annual salary, a one-time option to purchase $100,000 worth of the Company’s common stock and standard Company benefits.

The foregoing description of the Promotion Letter does not purport to be complete and is qualified in its entirety by reference to the Promotion Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Document
10.1	Offer of Promotion to President and Chief Executive Officer, Energy Recovery, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018

Energy Recovery, Inc.

By:	/s/ William Yeung
William Yeung
General Counsel